Exhibit 3.1

CLEVER LEAVES HOLDINGS INC. (the “Company”)

The Company has as its Articles the following Articles.

Incorporation Number: BC1258533

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1
1 2	Statutory Definitions Applicable	1

ARTICLE 2 SHARES AND SHARE CERTIFICATES		1

2.1	Authorized Share Structure	1
2.2	Shares may be Certificated or Uncertificated	1
2.3	Shareholder Entitled to Certificate or Acknowledgment	2
2.4	Delivery by Mail	2
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment	2
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	2
2.7	Recovery of New Share Certificate	3
2.8	Splitting Share Certificates	3
2.9	Certificate Fee	3
2.10	Recognition of Trusts	3

ARTICLE 3 ISSUE OF SHARES		3

3.1	Directors Authorized	3
3.2	Commissions and Discounts	3
3.3	Brokerage	4
3.4	Conditions of Issue	4
3.5	Share Purchase Warrants and Rights	4

ARTICLE 4 SHARE REGISTERS		4

4.1	Central Securities Register	4
4.2	Appointment of Agent	4
4.3	Closing Register	4
4.4	Branch Registers	5

ARTICLE 5 SHARE TRANSFERS		5

5.1	Registering Transfers	5
5.2	Form of Instrument of Transfer	5
5.3	Transferor Remains Shareholder	5

5.4	Signing of Instrument of Transfer	5
5.5	Enquiry as to Title Not Required	6
5.6	Transfer Fee	6
5.7	Transfer Agreements	6

ARTICLE 6 TRANSMISSION OF SHARES		6

6.1	Recognition on Death	6
6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy	6

ARTICLE 7 PURCHASE OF COMPANY SHARES		7

7.1	Company Authorized to Purchase Shares	7
7.2	Purchase When Insolvent	7
7.3	Sale and Voting of Purchased Shares	7

ARTICLE 8 BORROWING POWERS		7

8.1	Borrowing Powers	7
8.2	Special Privileges for Debt Obligations	8
8.3	Signing of Debt Obligations	8

ARTICLE 9 ALTERATIONS		8

9.1	Alteration of Authorized Share Structure	8
9.2	Special Rights or Restrictions	9
9.3	No Interference with Class or Series Rights without Consent	9
9.4	Change of Name	9
9.5	Other Alterations	9

ARTICLE 10 MEETINGS OF SHAREHOLDERS		9

10.1	Annual General Meetings	9
10.2	Resolution Instead of Annual General Meeting	10
10.3	Calling of Meetings of Shareholders	10
10.4	Notice for Meetings of Shareholders	10
10.5	Record Date for Notice	10
10.6	Record Date for Voting	11
10.7	Failure to Give Notice and Waiver of Notice	11
10.8	Notice of Special Business at Meetings of Shareholders	11
10.9	Advance Notice for Nomination of Directors	11

ARTICLE 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		14

11.1	Special Business	14
11.2	Special Majority	14
11.3	Quorum	14
11.4	One Shareholder May Constitute Quorum	15
11.5	Other Persons May Attend	15
11.6	Requirement of Quorum	15
11.7	Lack of Quorum	15

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11.8	Lack of Quorum at Succeeding Meeting	15
11.9	Chair	15
11.10	Selection of Alternate Chair	16
11.11	Adjournments	16
11.12	Notice of Adjourned Meeting	16
11.13	Electronic Voting	16
11.14	Decisions by Show of Hands or Poll	16
11.15	Declaration of Result	16
11.16	Motion Need Not be Seconded	17
11.17	Casting Vote	17
11.18	Manner of Taking Poll	17
11.19	Demand for Poll on Adjournment	17
11.20	Chair Must Resolve Dispute	17
11.21	Casting of Votes	17
11.22	No Demand for Poll	17
11.23	Demand for Poll Not to Prevent Continuance of Meeting	18
11.24	Retention of Ballots and Proxies	18
11.25	Ordinary Resolution	18

ARTICLE 12 VOTES OF SHAREHOLDERS		18

12.1	Number of Votes by Shareholder or by Shares	18
12.2	Votes of Persons in Representative Capacity	18
12.3	Votes by Joint Holders	18
12.4	Legal Personal Representatives as Joint Shareholders	19
12.5	Representative of a Corporate Shareholder	19
12.6	When Proxy Provisions Do Not Apply to the Company	19
12.7	Appointment of Proxy Holders	20
12.8	Alternate Proxy Holders	20
12.9	Who May Act as Proxy Holder	20
12.10	Deposit of Proxy	20
12.11	Validity of Proxy Vote	20
12.12	Form of Proxy	21
12.13	Revocation of Proxy	21
12.14	Revocation of Proxy Must be Signed	21
12.15	Chair May Determine Validity of Proxy	22
12.16	Production of Evidence of Authority to Vote	22

ARTICLE 13 DIRECTORS		22

13.1	First Directors; Number of Directors	22
13.2	Change in Number of Directors	22
13.3	Directors’ Acts Valid Despite Vacancy	23
13.4	Qualifications of Directors	23
13.5	Remuneration of Directors	23
13.6	Reimbursement of Expenses of Directors	23
13.7	Special Remuneration for Directors	23
13.8	Gratuity, Pension or Allowance on Retirement of Director	23

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ARTICLE 14 ELECTION AND REMOVAL OF DIRECTORS		23

14.1	Election at Annual General Meeting	23
14.2	Consent to be a Director	24
14.3	Failure to Elect or Appoint Directors	24
14.4	Board May Fill Casual Vacancies	24
14.5	Remaining Directors Power to Act	24
14.6	Shareholders May Fill Vacancies	24
14.7	Additional Directors	25
14.8	Ceasing to be a Director	25
14.9	Removal of Director by Shareholders	25
14.10	Removal of Director by Directors	25

ARTICLE 15 POWERS AND DUTIES OF DIRECTORS		25

15.1	Powers of Management	25
15.2	Appointment of Attorney of Company	26

ARTICLE 16 DISCLOSURE OF INTEREST OF DIRECTORS		26

16.1	Obligation to Account for Profits	26
16.2	Restrictions on Voting by Reason of Interest	26
16.3	Interested Director Counted in Quorum	26
16.4	Disclosure of Conflict of Interest or Property	26
16.5	Director Holding Other Office in the Company	27
16.6	No Disqualification	27
16.7	Professional Services by Director or Officer	27
16.8	Director or Officer in Other Corporations	27

ARTICLE 17 PROCEEDINGS OF DIRECTORS		27

17.1	Meetings of Directors	27
17.2	Voting at Meetings	27
17.3	Chair of Meetings	27
17.4	Meetings by Telephone or Other Communications Medium	28
17.5	Calling of Meetings	28
17.6	Notice of Meetings	29
17.7	When Notice Not Required	29
17.8	Meeting Valid Despite Failure to Give Notice	29
17.9	Waiver of Notice of Meetings	29
17.10	Quorum	29
17.11	Validity of Acts Where Appointment Defective	29
17.12	Consent Resolutions in Writing	29

ARTICLE 18 EXECUTIVE AND OTHER COMMITTEES		30

18.1	Appointment and Powers of Executive Committee	30
18.2	Appointment and Powers of Other Committees	30

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18.3	Obligations of Committees	31
18.4	Powers of Board	31
18.5	Committee Meetings	31

ARTICLE 19 OFFICERS		32

19.1	Directors May Appoint Officers	32
19.2	Functions, Duties and Powers of Officers	32
19.3	Qualifications	32
19.4	Remuneration and Terms of Appointment	32

ARTICLE 20 INDEMNIFICATION		32

20.1	Definitions	32
20.2	Mandatory Indemnification of Eligible Party	33
20.3	Indemnification of Other Persons	33
20.4	Non-Compliance with the Act	33
20.5	Company May Purchase Insurance	33

ARTICLE 21 DIVIDENDS		34

21.1	Payment of Dividends Subject to Special Rights	34
21.2	Declaration of Dividends	34
21.3	No Notice Required	34
21.4	Record Date	34
21.5	Manner of Paying Dividend	34
21.6	Settlement of Difficulties	34
21.7	When Dividend Payable	35
21.8	Dividends to be Paid in Accordance With Number of Shares	35
21.9	Receipt by Joint Shareholders	35
21.10	Dividend Bears No Interest	35
21.11	Fractional Dividends	35
21.12	Payment of Dividends	35
21.13	Capitalization of Surplus	35

ARTICLE 22 FINANCIAL RECORDS AND AUDITS		36

22.1	Recording of Financial Affairs	36
22.2	Inspection of Accounting Records	36
22.3	Remuneration of Auditor	36

ARTICLE 23 NOTICES		36

23.1	Method of Giving Notice	36
23.2	Deemed Receipt of Mailing	37
23.3	Certificate of Sending	37
23.4	Notice to Joint Shareholders	37
23.5	Notice to Trustees	38

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ARTICLE 24 SEAL		38

24.1	Who May Attest Seal	38
24.2	Sealing Copies	38
24.3	Mechanical Reproduction of Seal	38

ARTICLE 25 PROHIBITIONS		39

25.1	Definitions	39
25.2	Application	39
25.3	Consent Required for Transfer of Shares or Designated Securities	39

ARTICLE 26 FORUM SELECTION		40

26.1	Forum for Adjudication of Certain Disputes	40

ARTICLE 27 SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO COMMON SHARES		40

27.1	Voting	40
27.2	Dividends	40
27.3	Liquidation, Dissolution and Winding-up	41

ARTICLE 28 SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO NON-VOTING COMMON SHARES		41

28.1	Voting	41
28.2	Dividends	41
28.3	Liquidation, Dissolution and Winding-up	42
28.4	Conversion	42
28.5	Beneficial Ownership Limitation	44
28.6	Adjustments to Conversion Ratio	46
28.7	Transfer Restrictions	47
28.8	Cancellation of Non-Voting Common Shares	47

ARTICLE 29 SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO PREFERRED SHARES		47

29.1	Issuable in Series	47

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ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

“Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being.

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

“legal personal representative” means the personal or other legal representative of the shareholder.

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register.

“seal” means the seal of the Company, if any.

1.2	Statutory Definitions Applicable

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Shares may be Certificated or Uncertificated

The Company may issue certificated or uncertificated shares, and the directors may, by resolution, provide that specific shares, classes of shares, or series of shares be certificated or uncertificated. A share certificate issued by the Company must comply with, and be signed as required by, the Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Act, each shareholder is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the shareholder’s name. At its option, the Company may, in lieu of a share certificate, issue to the shareholder a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent or one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company (including the Company’s legal counsel or transfer agent) is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the Company is satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced. it must, on production to it of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as it thinks fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

Subject to the Act, a person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

Subject to the Act, if, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Article 2.5, 2.6, 2.7 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Act, determined by the Company.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The directors may authorize the Company to pay at any time a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person, or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property; or

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures. debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Act, the Company must maintain its central securities register at its records office or at any other location inside or outside British Columbia designated by the directors, and may maintain its register in electronic form or maintain branch securities registers.

4.2	Appointment of Agent

The directors may, subject to the Act, appoint an agent to maintain the central securities register and any branch central securities registers. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.3	Closing Register

The Company must not at any time close its central securities register.

4.4	Branch Registers

The Company may keep or cause to be kept one or more branch securities registers.

ARTICLE 5

SHARE TRANSFERS

5.1	Registering Transfers

In addition to any other restrictions set forth in these Articles, a transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company or its agent;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company or its agent;

(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company or its agent; and

(d)	such other evidence, if any, as the Company or its agent may require to prove the title of the transferor or the transferor’s right to transfer the shares and the right to the transferee to have the transfer registered.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form satisfactory to the Company or the transfer agent for the class or series of shares to be transferred.

5.3	Transferor Remains Shareholder

Except to the extent that the Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company as the registered owner of the transferred shares.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares. A transfer, when entered in a securities register of the Company, shall confer upon the person whose name the shares have been entered into valid title to such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors from time to time, subject to the applicable rules of any stock exchange on which the shares of the Company may be listed.

5.7	Transfer Agreements

The Company will have the power to enter into and perform any agreement with any number of shareholders of any one or more classes of shares of the Company to restrict the transfer of shares of the Company of any one or more classes owned by such shareholders in any manner not prohibited by the Act or applicable law.

ARTICLE 6

TRANSMISSION OF SHARES

6.1	Recognition on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy

The legal personal representative or trustee in bankruptcy of a shareholder, as the case may be, has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company. Subject to the Act and Article 6.1, this Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

ARTICLE 7

PURCHASE OF COMPANY SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series, and the Act, the Company may, if authorized by the directors, make one or more purchases or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

ARTICLE 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Special Privileges for Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities. attending and voting at general meetings of the Company, appointment of directors or otherwise and may, by their terms, be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.

8.3	Signing of Debt Obligations

Every bond, debenture or other debt obligation of the Company shall be manually or electronically signed or mechanically reproduced by at least one director or officer of the Company or by or on behalf of the agent or trustee for the bond, debenture, or other debt obligation appointed by the Company or under any instrument under which the bond, debenture, or other debt obligation is issued. A bond, debenture, or other debt obligation so electronically signed or mechanically reproduced is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he or she is stated on such bond, debenture, or other debt obligation to hold at the date of issue thereof.

ARTICLE 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2, the special rights or restrictions attached to the shares of any class or series of shares and the Act, the Company may:

(a)	by ordinary resolution:

(i)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(ii)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(iii)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(iv)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(v)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(vi)	alter the identifying name of any of its shares; or

(vii)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly; or

(b)	by directors’ resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

9.2	Special Rights or Restrictions

Subject to the special rights or restrictions attached to the shares of any class or series of shares and the Act, the Company may by ordinary resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

9.4	Change of Name

The Company may by directors’ resolution or ordinary resolution authorize an alteration to its Notice of Articles in order to change its name.

9.5	Other Alterations

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and location, within or outside British Columbia, as may be determined by the directors, and including a place or location that is entirely virtual such that the annual general meeting is held electronically without a physical location or place in accordance with Article 11.13, in which case the deemed location of the virtual meeting, if any is so required for compliance with the Act or applicable law, shall be Vancouver, British Columbia.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders. Any meeting of shareholders may be held at such time and location, within or outside of British Columbia, including locations outside North America, as may be determined by the directors, and including a place or location that is entirely virtual such that the meeting is held electronically without a physical location or place in accordance with Article 11.13, in which case the deemed location of the virtual meeting, if any is so required for compliance with the Act or applicable law, shall be Vancouver, British Columbia.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of notice of that notice. Subject to the Act, attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must state the general nature of the special business. If the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, then, in lieu of attaching a copy of the document to the notice of meeting, the notice may state that a copy of the document will be available for inspection by shareholders who are entitled to vote at the meeting:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Advance Notice for Nomination of Directors

If and for so long as the Company is a public company, subject only to the Act and these Articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Company’s notice of such special meeting, may be made (i) by or at the direction of the board of directors, including pursuant to a notice of meeting, (ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act or, (iii) by any shareholder of the Company (a “Nominating Shareholder”) who, at the close of business on the date of the giving of the notice provided for below in this Article 10.9 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and who complies with the notice procedures set forth in this Article 10.9:

(a)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof in proper written form to the CFO of the Company in accordance with this Article 10.9;

(b)	To be timely, a Nominating Shareholder’s notice must be received by the CFO of the Company (i) in the case of an annual meeting, not less than 30 days or more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made (the “Meeting Notice Date”), the Nominating Shareholder’s notice must be so received not later than the close of business on the 10th day following the Meeting Notice Date; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a Nominating Shareholder’s notice as described in this Article 10.9;

(c)	To be in proper written form, a Nominating Shareholder’s notice must set forth:

(i)	As to the Nominating Shareholder, any other person on whose behalf the nomination is made, and each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of the Company which are owned or controlled, directly or indirectly, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (defined below);

(ii)	A certification signed by each such nominee consenting to being named in the proxy circular as a nominee and that such nominee intends to serve as a director of the Company for the full term if so elected; and

(iii)	As to the Nominating Shareholder and any other person on whose behalf the nomination is made, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws;

(d)	The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee;

(e)	All information to be provided pursuant to this Article 10.9 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with a supplement to such information describing any changes such that the Company has received true and correct information in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment, or postponement thereof;

(f)	No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article 10.9; provided, however, that nothing in this Article 10.9 shall be deemed to preclude a shareholder from discussing (as distinct from nominating directors) at a meeting of shareholders any matter in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded;

(g)	Despite any other provision in this Article 10.9, if the Nominating Shareholder (or its proxy holder) does not attend the meeting of shareholders of the Company to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company;

(h)	For purposes of this Article 10.9, (i) “public announcement” shall mean disclosure in a press release disseminated by a nationally recognized news service in the United Sates and Canada, or in a document publicly filed by the Company under its profile on the Electronic Data Gathering Analysis and Retrieval (EDGAR) system at www.sec.gov or the System of Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) “Applicable Securities Laws” means the applicable securities legislation in the United States and each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of the United States and each province and territory of Canada;

(i)	Notice given to the CFO of the Company pursuant to this Article 10.9 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the CFO of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address aforesaid) or sent by facsimile transmission (provided the receipt of confirmation of such transmission has been received) to the CFO at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been on the subsequent day that is a business day; and

(j)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 10.9.

ARTICLE 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the election or appointment of directors;

(v)	the appointment of an auditor;

(vi)	the setting of the remuneration of an auditor;

(vii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(viii)	any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the chief executive officer (if any), the president (if any), the secretary (if any), the assistant secretary (if any and only in the absence of the secretary), the auditor of the Company (if any), and any other persons invited by the directors or otherwise required to be given notice of the meeting pursuant to these Articles are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder otherwise entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a meeting requisitioned by shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the vice chair of the board, if any;

(c)	if the vice chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer, if any; or

(d)	if the chief executive officer is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board, vice chair of the board, chief executive officer or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president are unwilling to act as chair of the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities if the directors determine to make them available whether or not persons entitled to attend participate in the meeting by means of telephonic, electronic or other communications facilities.

11.14	Decisions by Show of Hands or Poll

Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of telephonic, electronic or other communications facilities, unless a poll, before or on the declaration of the result of the vote by show of hands (or its functional equivalent), is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.15	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18	Manner of Taking Poll

Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.19	Demand for Poll on Adjournment

A poll demanded by a shareholder or proxy holder entitled to vote at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.21	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.22	No Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep at its record office each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.25	Ordinary Resolution

Unless the Act or these Articles otherwise provide, any action that must or may be taken or authorized by the shareholders may be taken or authorized by ordinary resolution.

ARTICLE 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(ii)	if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company or its transfer agent by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.7 to 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy, including specifying the number of shares each proxy holder shall be entitled to vote.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	Who May Act as Proxy Holder

Any person having attained the age of majority may act as proxy holder whether or not he or she is entitled on his or her own behalf to be present and to vote at the meeting at which he or she acts as proxy holder. The proxy may authorize the person so appointed to act as proxy holder for the appointor for the period, at any meeting or meetings and to the extent permitted by the Act.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)	if the notice so provides, be provided at the meeting or adjourned meeting to the chair of the meeting or to a person designated by the chair of the meeting.

(c)	be received in any other manner determined by the board or the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages and by using available internet or telephone services as may be approved by the directors.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given or the transfer of the shares in respect of which the proxy is given, unless notice in writing of that death, incapacity, transfer or revocation is received:

(a)	at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b)	by the chair of the meeting or any adjourned meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[ Name of Company ]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [ name ] or, failing that person, [ name ], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned [ at the meeting of shareholders of the Company to be held on [ month, day, year ] and at any adjournment of that meeting. ] [ at any and all general meetings of the Company to be held between [ month, day, year ] and [ month, day, year ], and at any adjournment of any such meeting to be held within that period of time. ]

Number and class of shares in respect of which this proxy is given (if no number or class is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [ month, day, year ]

[ Signature of Shareholder ]

[ Name of Shareholder – printed ]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used;

(b)	provided, at the meeting or any adjourned meeting, to the chair of the meeting before any vote in respect of which the proxy used shall have been taken; or

(c)	in any manner provided by law.

12.14	Revocation of Proxy Must be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.16	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under Article 14.7, is set at:

(a)	subject to Articles, 13.1(b), and 13.1(c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the number set by directors resolution; and

(c)	if the Company is not a public company, the greater of one and the number set by directors resolution.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1(b) or 13.1(c):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number at the first meeting of shareholders following the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(a), but are eligible for re-election or re appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

(c)	with respect to first directors, the designation is otherwise valid under the Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Act or these Articles.

14.4	Board May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the remaining directors. For greater certainty, the appointment of a director to fill a casual vacancy as contemplated by this section is not the appointment of an additional director for the purposes of Article 14.7.

14.5	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

14.6	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders entitled to vote may elect or appoint directors to fill any vacancies on the board of directors.

14.7	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.7 must not at any time exceed:

(a)	one third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one third of the number of the current directors who were elected or appointed as directors other than under this Article 14.7.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re appointment.

14.8	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director in the manner required by the Act; or

(d)	the director is removed from office pursuant to Article 14.9 or 14.10.

14.9	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders entitled to vote may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders entitled to vote do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders entitled to vote may elect, or appoint by ordinary resolution. a director to fill that vacancy.

14.10	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15

POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub delegate all or any of the powers. authorities and discretions for the time being vested in him or her.

ARTICLE 16

DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

16.5	Director Holding Other Office in the Company

A director may hold any office, employment or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office, employment or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 17

PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the vice chair of the board, if any;

(c)	in the absence of the vice chair of the board, the chief executive officer, if any, provided the chief executive officer is a director, unless the board has determined otherwise;

(d)	in the absence of the chief executive officer, the president, if any, provided the president is a director, unless the board has determined otherwise; or

(e)	any other director chosen by the directors if:

(i)	neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is willing to chair the meeting; or

(iii)	the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), and the president (if a director, unless the board has determined otherwise), have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors:

(a)	in person;

(b)	by telephone; or

(c)	by online teleconferencing programs; or

(d)	with the consent of all directors who wish to participate in the meeting, by other communication means if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances, by any method set out in Article 23.1 or orally in person or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10	Quorum

The quorum necessary for the transaction of the business is a majority of the number of directors in office.

17.11	Validity of Acts Where Appointment Defective

Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, e-mail or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 18

EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 18.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 18.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Article 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors;

(b)	report every act or thing done in exercise of those powers at such times as the directors may require; and

(c)	keep minutes of all meetings of the committee.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee;

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote; and

(e)	the committee may make rules for the conduct of its business and may seek such assistance as it may deem necessary.

ARTICLE 19

OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 20

INDEMNIFICATION

20.1	Definitions

In this Article 20:

(a)	“associated corporation” means a corporation or entity referred to in paragraph (ii) or (iii) of the definition of “eligible party”;

(b)	“eligible party” means an individual who:

(i)	is or was a director of the Company;

(ii)	is or was a director of another corporation,

(A)	at a time when the corporation is or was an affiliate of the Company; or

(B)	at the request of the Company;

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director of a partnership, trust. joint venture or other unincorporated entity;

(iv)	is or was an officer of the Company

(c)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(d)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment. penalty or fine in, or expenses related to, the proceeding; and

(e)	“expenses” has the meaning set out in the Act.

20.2	Mandatory Indemnification of Eligible Party

Subject to the Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Act, the Company may indemnify any person.

20.4	Non-Compliance with the Act

The failure of an eligible party to comply with the Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 20.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)	at the request of the Company, holds or held a position equivalent to that of a director, or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her by reason of being or having been such a director, officer, employee or agent or person who holds or held such equivalent position.

ARTICLE 21

DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares of the Company with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors or the Company may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets or any part thereof;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance With Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid

(a)	by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing; or

(b)	the mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

ARTICLE 22

FINANCIAL RECORDS AND AUDITS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

ARTICLE 23

NOTICES

23.1	Method of Giving Notice

Unless the Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows;

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient;

(f)	creating and providing a record posted on or made available through a general accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(g)	as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

23.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A record that is sent to a person by fax or e-mail to the fax number or e-mail address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed or e-mailed on the day, Saturdays, Sundays and holidays excepted, such record was faxed or e-mailed.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

if an address referred to in Article 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

ARTICLE 24

SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 25

PROHIBITIONS

25.1	Definitions

In this Article 25:

(a)	“designated security” means:

(i)	a voting security of the Company;

(ii)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in Article 25.1(a)(i) or (ii);

(b)	“security” has the meaning assigned in the Securities Act (British Columbia); and

(c)	“voting security” means a security of the Company that:

(i)	is not a debt security; and

(ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2	Application

Article 25.3 does not apply to the Company if and for so long as it is a public company.

25.3	Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

ARTICLE 26

FORUM SELECTION

26.1	Forum for Adjudication of Certain Disputes

Subject to the Act, unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. Article 26.1 paragraphs (i) through (iv) does not include claims for which such court does not have subject matter jurisdiction. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than the Supreme Court of the Province of British Columbia, Canada and the appellate courts therefrom (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the Supreme Court of the Province of British Columbia, Canada and the appellate courts therefrom, in connection with any action or proceeding brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Article 26.1 shall not apply to any action brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Article 26.1.

ARTICLE 27

SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO COMMON SHARES

27.1	Voting

Each Common share shall entitle its holder to one (1) vote at all meetings of the shareholders of the Company (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

27.2	Dividends

Subject to the special rights or restrictions attached to the Preferred shares of any series, the holders of Common shares shall be entitled to receive, and the Company shall pay thereon such non cumulative dividends as the directors may from time to time declare in their absolute discretion; provided, however, that no dividend on the Common shares shall be declared unless contemporaneously therewith the board of directors shall declare a dividend, payable at the same time as such dividend on the Common shares, on each Non-Voting Common share. All dividends which the directors may declare on the Common shares and the Non-Voting Common shares shall be declared and paid on a pari passu basis on all Common shares and Non-Voting Common shares (on an as-converted basis, assuming conversion of all Non-Voting Common shares at the Conversion Ratio then in effect) at the time outstanding. Any dividends shall be paid in accordance with Article 21.

27.3	Liquidation, Dissolution and Winding-up

Subject to the special rights or restrictions attached to the Preferred shares of any series, the holders of Common shares shall be entitled to receive, pari passu with the holders of Non-Voting Common shares (on an as-converted basis, assuming conversion of all Non-Voting Common shares at the Conversion Ratio then in effect), the remaining property of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon any other return of capital or distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

ARTICLE 28

SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO NON-VOTING COMMON SHARES

28.1	Voting

Except as required by the Act and except for the right to vote on all special resolutions and exceptional resolutions, the Non-Voting Common shares shall not have any voting rights; provided, however, the holders of Non-Voting Common shares shall be entitled to receive notice of and to attend any annual or special general meeting of the shareholders of the Company (in an observatory capacity, except with respect to any vote on special resolutions or exceptional resolutions). Each Non-Voting Common share shall entitle its holder to one (1) vote (voting together with the Common shares as a single class on an as-converted basis) with respect to all special resolutions and exceptional resolutions presented to the shareholders of the Company (except where only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

28.2	Dividends

(a)	Subject to the special rights or restrictions attached to the Preferred shares of any series, the holders of Non-Voting Common shares shall be entitled to receive, and the Company shall pay thereon such non cumulative dividends as the directors may from time to time declare in their absolute discretion; provided, however, that no dividend on the Non-Voting Common shares shall be declared unless contemporaneously therewith the board of directors shall declare a dividend, payable at the same time as such dividend on the Non-Voting Common shares, on each Common share. All dividends which the directors may declare on the Non-Voting Common shares and the Common shares shall be declared and paid on a pari passu basis on all Non-Voting Common shares (on an as-converted basis, assuming conversion of all Non-Voting Common shares at the Conversion Ratio then in effect) and Common shares at the time outstanding. Any dividends shall be paid in accordance with Article 21.

(b)	A holder of Non-Voting Common shares on the record date for the determination of holders of Non-Voting Common shares entitled to receive a dividend declared payable on the Non-Voting Common shares will be entitled to such dividend notwithstanding that such share is converted, in accordance with this Article 28, after such record date and before the payment date of such dividend, and the holders of any Common shares resulting from any conversion shall rank pari passu with the holders of all other Common shares in respect of all dividends declared payable to holders of Common shares of record on any date on or after the date of conversion.

28.3	Liquidation, Dissolution and Winding-up

Subject to the special rights or restrictions attached to the Preferred shares of any series, the holders of Non-Voting Common shares shall be entitled to receive, pari passu (on an as-converted basis, assuming conversion of all Non-Voting Common shares at the Conversion Ratio then in effect) with the holders of Common shares, the remaining property of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon any other return of capital or distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

28.4	Conversion

(a)	Each Non-Voting Common share shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share, into one fully paid and non-assessable Common share, subject to adjustment pursuant to Article 28.6 below (the “Conversion Ratio”), in accordance with Article 28.4(b), subject to the limitations set forth in Article 28.5.

(b)	Before any holder of Non-Voting Common shares shall be entitled to convert any Non-Voting Common shares into Common shares pursuant to Article 28.4(a), the holder thereof shall: (i) provide written notice (a “Notice of Conversion”) by electronic mail to the Company’s transfer agent, together with any appropriate documentation that may be reasonably required by the Company and/or its transfer agent, with a copy of such Notice of Conversion and documentation to the Company’s general counsel by electronic mail, of such holder’s election to convert all or any portion of its Non-Voting Common shares (subject to the limitations set forth in Article 28.5), and such Notice of Conversion shall set out (A) the name and address of such holder, (B) the number of Non-Voting Common shares being converted, and (C) the aggregate number of Common shares that such holder, together with its Attribution Parties (as defined below) (if any), will beneficially own in accordance with the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as of the Conversion Date (after giving effect to the conversion of the number of Non-Voting Common shares specified in such Notice of Conversion), as determined by such holder in its sole discretion in accordance with Article 28.5; and (ii) if such Non-Voting Common shares are in certificated form, surrender the certificate or certificates therefor, duly endorsed, at the office of the transfer agent for the Non-Voting Common shares. Upon receipt of such Notice of Conversion the Company shall, or shall cause its transfer agent to, issue to and in the name of such registered holder of the Non-Voting Common shares being converted (as specified in such Notice of Conversion), that number of Common shares issuable upon such conversion in accordance with these provisions and deliver to such holder a written notice of uncertificated shares in respect of the Common shares so issued containing that information as required by the Act. Such conversion shall be effected as soon as reasonably practicable (but in no event more than five business days) after delivery of such Notice of Conversion (the date such conversion is effected, the “Conversion Date”), and the Company or its transfer agent shall give such holder written notice by electronic mail of the Conversion Date within one business day thereafter. The registered holder entitled to receive the Common shares issuable upon such conversion shall be treated for all purposes as the registered holder of such Common shares on and as of the Conversion Date, and will be entitled to receive dividends declared on such Common shares with a record date on or after the Conversion Date.

(c)	All Non-Voting Common shares converted in accordance with a Notice of Conversion will be cancelled as of the Conversion Date. All rights with respect to such shares will immediately cease and terminate upon surrender for conversion except for the right of the holder thereof to receive, on the Conversion Date, Common shares in exchange therefor and to receive, if applicable, payment of any dividends declared but unpaid on such Non-Voting Common shares prior to the Conversion Date. Notwithstanding the above, such holder will not be entitled to receive dividends declared on such Non-Voting Common shares with a record date on or after the Conversion Date.

(d)	Notwithstanding any other provision of this Article 28.4 or Article 28.5, if, at any time while any Non-Voting Common shares remain outstanding, (i) an acquisition of the Company is effected by means of merger, consolidation, amalgamation, plan of arrangement or other form of corporate reorganization in which more than 50% of the outstanding Common shares of the Company are exchanged for securities or other consideration issued or provided, or caused to be issued or provided, by the acquiring entity or its subsidiary, directly or indirectly, in one transaction or a series of related transactions, (ii) a sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company is effected, directly or indirectly, in one transaction or a series of related transactions, or (iii) a stock or share purchase or other business combination (including, without limitation, a reorganization, recapitalization, amalgamation, spin-off or plan of arrangement) between the Company and one or more other persons is effected whereby such other person(s) acquire more than 50% of the outstanding Common shares, directly or indirectly, in one transaction or a series of related transactions (each such event, individually, a “Merger Event”), then the Company (or its successor in such Merger Event) shall ensure that the terms of such Merger Event provide for the payment or distribution to each holder of outstanding Non-Voting Common shares, with respect to each Common share that would be issuable upon conversion of all of such holder’s Non-Voting Common shares (without taking into account the Beneficial Ownership Limitation under Article 28.5) immediately prior to the consummation of such Merger Event based on the Conversion Ratio (as adjusted pursuant to Article 28.6), the same amount of the proceeds of such Merger Event (including, without limitation, shares, securities, cash and other property or assets) (collectively, “Proceeds”), in the same form and at the same time, as the amount of Proceeds paid or distributed with respect to each outstanding Common share. Notwithstanding the foregoing, in the event the aggregate Proceeds that would be paid or distributed to a holder of Non-Voting Common shares pursuant to this Article 28.4(d) would result in such holder, together with its Attribution Parties (if any), beneficially owning more than 9.99% of the issued and outstanding shares of a class of voting securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (“Registered Shares”), then the Company shall use reasonable efforts to ensure that such holder of Non-Voting Common shares is distributed convertible non-voting shares of the applicable issuer with conversion terms analogous to those set forth in Article 28 in lieu of such number of such Registered Shares as necessary for such holder, together with its Attribution Parties (if any), to beneficially own a number of Registered Shares equal to, or as close thereto as possible without exceeding, 9.99% of the issued and outstanding Registered Shares; provided, however, that the Company shall not be required to take any actions pursuant to this sentence if the board of directors determines in good faith that such actions could reasonably be expected to be detrimental to the Company’s negotiations with respect to a proposed Merger Event.

28.5	Beneficial Ownership Limitation

(a)	In this Article 28.5:

(i)	“Attribution Parties” means, with respect to a holder of Non-Voting Common shares, its affiliates (within the meaning of Rule 144(a) under the U.S. Securities Act of 1933, as amended) and any other persons whose beneficial ownership of Common shares would be aggregated with that of such holder, including any “group” of which such holder is a member, for the purposes of, and as determined in accordance with, Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

(ii)	“Beneficial Ownership Limitation” means 9.99% of the number of Common shares issued and outstanding at any time.

(b)	The Company shall not effect any conversion of Non-Voting Common shares, and a holder of Non-Voting Common shares shall not have the right to convert any portion of its Non-Voting Common shares, to the extent that, after giving effect to the conversion of the number of Non-Voting Common shares specified in the applicable Notice of Conversion, such holder (together with its Attribution Parties, if any) would beneficially own a number of Common shares in excess of the Beneficial Ownership Limitation. For purposes of calculating a holder’s beneficial ownership pursuant to this Article 28.5, the number of Common shares beneficially owned by such holder of Non-Voting Common shares and its Attribution Parties (if any), and the number of Common shares then issued and outstanding, shall include the number of Common shares issuable upon conversion of the Non-Voting Common shares with respect to which such determination is being made, but shall exclude the number of Common shares which would be issuable upon (i) conversion of the remaining, non-converted portion of the Non-Voting Common shares beneficially owned by such holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company that are subject to a limitation preventing any conversion or exercise that would result in such holder and its Attribution Parties beneficially owning Common shares in excess of the Beneficial Ownership Limitation. Except as set forth in the preceding sentence, for purposes of this Article 28.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c)	The determination of whether the conversion of Non-Voting Common shares into Common shares is permitted under this Article 28.5 shall be made by the registered holder of such Non-Voting Common shares in such registered holder’s sole discretion, and the submission of a Notice of Conversion shall be conclusively deemed to constitute such registered holder’s determination that the conversion of the Non-Voting Common shares identified in such Notice of Conversion is permitted under this Article 28.5, and the Company shall have no obligation to verify or confirm the accuracy of such determination and will be entitled to rely solely upon the statements in such Notice of Conversion for the purpose of fulfilling its obligations to any such registered holder (including its obligation under Article 28.5(b) not to effect any conversion of Non-Voting Common shares that would result in such holder (together with its Attribution Parties, if any) beneficially owning a number of Common shares in excess of the Beneficial Ownership Limitation), and the Company shall also be entitled to rely, without verification or confirmation of the accuracy of the statements in such Notice of Conversion, on the information in such Notice of Conversion for the purpose of its public disclosure and regulatory compliance. The limitations contained in this Article 28.5 shall apply to a successor holder of Non-Voting Common shares.

(d)	For purposes of this Article 28.5, in determining the number of outstanding Common shares, a holder of Non-Voting Common shares may rely on the number of outstanding Common shares as stated in the most recent of the following: (i) the Company’s most recent quarterly or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or its transfer agent setting forth the number of Common shares outstanding. Upon the written request by a holder of Non-Voting Common shares delivered (including by electronic mail) to the Company’s general counsel, the Company shall confirm in writing (including by electronic mail) to such holder the number of Common shares issued and outstanding at such time. The Company shall respond promptly, and in any case within two business days, in writing (including by electronic mail).

(e)	In the event that a registered holder of Non-Voting Common shares at any time determines in its sole discretion that such holder, together with its Attribution Parties (if any), beneficially owns less than 8.99% of the number of Common shares issued and outstanding (calculated in accordance with this Article 28.5, after giving effect to any conversion of Non-Voting Common shares specified in a Notice of Conversion delivered by such holder), such holder shall promptly submit a Notice of Conversion requesting conversion of a number of Non-Voting Common shares into Common shares so that, following such conversion, such holder, together with its Attribution Parties (if any), will beneficially own that whole number of Common shares equal to, or as close thereto as possible without exceeding, the Beneficial Ownership Limitation.

(f)	Upon the written request (including by electronic mail) of the Company (which shall not be made more than once in any 30-day period), which written request shall set forth the number of Common shares then issued and outstanding, a holder of Non-Voting Common shares shall promptly confirm in writing (including by electronic mail) to the Company the number of Common shares that such holder, together with its Attribution Parties (if any), beneficially owns at such time (calculated in accordance with this Article 28.5), as determined by such holder in its sole discretion (a “Confirmation Notice”).

(g)	In the event a holder of Non-Voting Common shares provides a Confirmation Notice pursuant to Article 28.5(f), and such Confirmation Notice discloses that such holder, together with its Attribution Parties (if any), beneficially owns less than 8.99% of the number of Common shares then issued and outstanding (calculated in accordance with this Article 28.5, after giving effect to any conversion of Non-Voting Common shares specified in a Notice of Conversion delivered by such holder), then if such holder does not submit a Notice of Conversion in accordance with Article 28.5(e) within 2 business days following the delivery of such Confirmation Notice, such holder shall be deemed to have submitted a Notice of Conversion in accordance with Article 28.5(e), and the Company shall be entitled to rely on such deemed Notice of Conversion and the beneficial ownership amount disclosed in such Confirmation Notice (for purposes of calculating the number of Non-Voting Common shares to be converted) to the same extent as it would be entitled to rely on a Notice of Conversion in accordance with Article 28.5(c).

28.6	Adjustments to Conversion Ratio

(a)	If the Company, at any time or from time to time, subdivides the outstanding Common shares without completing an equivalent subdivision of the Non-Voting Common shares, the Conversion Ratio in effect immediately before such subdivision shall be proportionately increased so that the number of Common shares issuable on conversion of each Non-Voting Common share be increased in proportion to such increase in the aggregate number of Common shares outstanding. If the Company, at any time or from time to time, consolidates the outstanding Common shares without completing an equivalent consolidation of the Non-Voting Common shares, the Conversion Ratio in effect immediately before such consolidation shall be proportionately decreased so that the number of Common shares issuable on conversion of each Non-Voting Common share be decreased in proportion to such decrease in the aggregate number of Common shares outstanding. Any adjustment to the Conversion Ratio pursuant to this Article 28.6(a) shall become effective on the date and time that the subdivision or combination becomes effective.

(b)	If any reorganization, recapitalization, reclassification, arrangement or similar transaction occurs involving the Company in which the Common shares, but not the Non-Voting Common shares, are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, arrangement or similar transaction, each Non-Voting Common share shall be convertible in lieu of the Common shares into which it was convertible before such event into the kind and amount of securities, cash or other property that a holder of the number of Common shares of the Company issuable upon conversion of one Non-Voting Common share immediately before such reorganization, recapitalization, reclassification, arrangement or similar transaction would have been entitled to receive under such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of this Article 28.6(b) with respect to the rights and interests of the holders of Non-Voting Common shares, including with respect to changes in and other adjustments to the Conversion Ratio, in relation to any securities or other property deliverable upon the conversion of the Non-Voting Common shares; provided, however, that this Article 28.6(b) shall not apply with respect to any of the foregoing that occurs in connection with a Merger Event, except to the extent necessary to ensure that each holder of Non-Voting Common shares outstanding immediately prior to the consummation of such Merger Event receives the same amount of Proceeds for each Common share that would be issuable upon conversion of such holder’s Non-Voting Common shares based on the Conversion Ratio (without taking into account the Beneficial Ownership Limitation under Article 28.5) as each outstanding Common share pursuant to Article 28.5(d).

28.7	Transfer Restrictions

No holder of Non-Voting Common shares may transfer any of the Non-Voting Common shares, except pursuant to a Merger Event. A holder of Non-Voting Common shares may surrender such shares to the Company at any time or convert such shares in accordance with this Article 28. Any attempt to transfer any shares of Non-Voting Common shares not in compliance with this Article 28 shall be null and void, and the Company shall not, and shall cause its transfer agent not to, give any effect in the Company’s share records to such attempted transfer.

28.8	Cancellation of Non-Voting Common Shares

Any Non-Voting Common share acquired by the Company by reason of redemption, purchase, conversion, or otherwise shall be immediately cancelled upon acquisition by the Company.

ARTICLE 29

SPECIAL RIGHTS OR RESTRICTIONS ATTACHED TO PREFERRED SHARES

29.1	Issuable in Series

(a)	The Preferred shares may include one or more series.

(b)	Subject to Article 29.1(c) and the Act, from time to time, the directors by resolution or the shareholders by ordinary resolution may, if none of the Preferred shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(i)	determine the maximum number of shares of any of those series of Preferred shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this paragraph (a) or otherwise in relation to a maximum number of those shares;

(ii)	create an identifying name by which the shares of any of those series of Preferred shares may be identified, or alter any identifying name created for those shares; and

(iii)	attach or alter special rights or restrictions to the shares of any of those series of Preferred shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)	the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(B)	any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(E)	any rights to vote; and

(F)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred shares.

(c)	No special rights or restrictions attached to any series of Preferred shares shall confer upon the shares of such series a priority over the shares of any other series of Preferred shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred shares to a return of capital. The Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred shares to a return of capital, rank on a parity with the shares of every other series.